Exhibit (g)(iii)

SECOND AMENDMENT TO

AMENDED AND RESTATED

CUSTODY AGREEMENT

This Second Amendment is entered into as of September 11, 2019 (the “Amendment”), by and between Advisers Investment Trust, a statutory trust organized under the laws of the state of Delaware (the “Trust”), acting on its own behalf and on behalf of each of its series managed by J.O. Hambro Capital Management Limited and The Northern Trust Company, an Illinois corporation (the “Custodian”).

WHEREAS, the Trust and the Custodian are party to an Amended and Restated Custody and Service Agreement, dated as of March 31, 2017 (as amended by Amendment to Amended and Restated Custody Agreement, dated as of September 19, 2017 and as otherwise amended, restated or otherwise modified from time to time prior to the date hereof, the “Custody Agreement”), wherein the Custodian agreed to provide certain services to the Trust; and

WHEREAS, in addition to the provisions contained in the Custody Agreement, effective as of the date hereof, the Trust and the Custodian wish to make certain amendments to the Custody Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Custody Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2.    AMENDMENTS.

(a)	Schedule C to the Custody Agreement is hereby amended as of October 1, 2019 by replacing such schedule with the Schedule C attached hereto.

(b)	Schedule D to the Custody Agreement is hereby amended as of the date hereof by replacing such schedule with the Schedule D attached hereto.

3.    GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.    MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.    EFFECT OF AMENDMENT. All other terms and conditions set forth in the Custody Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Custody Agreement in the Custody Agreement and all schedules thereto shall mean and be a reference to the Custody Agreement as amended by this Amendment.

IN WITNESS WHEREOF, each of the Trust and the Custodian has caused this Amendment to be signed and delivered by its duly authorized representative.

ADVISERS INVESTMENT TRUST

By:	/s/ Barbara J. Nelligan
Name:	Barbara J. Nelligan
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Scott Denning
Name:	Scott Denning
Title:	Senior Vice President

SCHEDULE C

FEE SCHEDULE

A.	For the services rendered under this Agreement, the Fund shall cause to be paid to Northern out of the assets of the Fund the fees defined on this Fee Schedule.

B.

For the purpose of determining fees calculated as a function of the Fund’s assets, the value of the Fund’s assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Fund’s Board of Directors/Trustees.

C.	Out-of-pocket expenses will be computed and billed by Northern and payable monthly by or on behalf of the Fund.

Assumptions:

•	9 funds

•	3 Share classes per fund

•	7,250 trades

•	$8.4 billion in assets

Fees:

GLOBAL CUSTODY

Per account/portfolio per annum	$2,500

Tier	Market	Asset-Based Fee (Bps on AUM)	Transaction- Based Fee
I	US Canada, Euroclear, Ireland, UK	0. 50 0. 50	8.00 8.00
II	Belgium, France, Germany, Italy, Japan, Netherlands, Spain, Switzerland	1.00	15.00
III	Australia, Austria, Denmark, Finland, Luxembourg, New Zealand, Norway, Sweden	1.50	30.00
IV	Hong Kong, Malaysia, Philippines, Portugal, Singapore, Taiwan, Thailand	5.00	40.00
V	Brazil, China, Greece, India, Indonesia, Mexico, South Africa, South Korea	7.00	55.00
VI	Argentina, Czech Republic, Estonia, Hungary, Israel, Kazakhstan, Latvia, Lithuania, Poland, Slovak Republic, Turkey	14.00	70.00
VII	Chile, Croatia, Cyprus, Egypt, Iceland, Malta, Pakistan, Sri Lanka	20.00	100.00

VIII	Ecuador, Jamaica, Morocco, Namibia, Nigeria, Peru, Romania, Russia, Slovenia, Swaziland, Trinidad, Tunisia, Ukraine, Uruguay, Venezuela	36.00	125.00
IX	Bahrain, Bangladesh, Bolivia, Bulgaria, Colombia, Jordan, Lebanon, Mauritius, Oman, Palestine, Qatar, United Arab Emirates, Vietnam	40.00	180.00
X	Bermuda, Bosnia/Herzegovina, Botswana, Ghana, Ivory Coast, Kenya, Serbia, Uganda, Zambia, Zimbabwe	45.00	200.00

DERIVATIVES FEES

Transactions:

ETD Transactions	$ 20 per
OTC Simple Transactions	$125 per (includes $25 confirm)
OTC Moderate Transactions	$175 per (includes $25 confirm)
OTC Exotic Transactions	$175 per (includes $25 confirm)

Positions:

OTC Simple Position Maintenance	$250
OTC Moderate Position Maintenance	$400
OTC Exotic Position Maintenance	TBD based on complexity

•	Simple - IRS, CDS/CDX, forward rate agreements (FRA), vanilla currency options, zero-coupon swaps, currency swaps, basis swaps, caps/floors, contract for differences (CFD)

•	Moderate - Swaptions, inflation swaps, total return swaps, equity/index options, asset swaps, bond options, variance swaps, barrier options, binary options, dividend swaps, CDS on ABS

•	Exotic- Multiple underlying baskets, Bespoke Structures, CDOs, Credit Linked Notes, Credit Spread Options, Constant Maturity Swaps, Property Swaps, Longevity Swaps, Averaging Options

OTHER TRANSACTION-BASED FEES

One-line asset charges (Other funds, e.g. LPs) per asset per annum	$1,500 p.a. plus $25 per trade
Paydowns	$5 per
Payments / Wires (outgoing)	$10 per
Third Party Foreign Exchange	$50 per
Third Party Fixed Deposits	$70 per
Transfers between Accounts	$5 per
Free Security Deliveries	$10 per
Repos (open and close)	$20 per

COLLATERAL MANAGEMENT

Passive Collateral Processing:

Margin/collateral movement	$15 per

EXCESS CASH MANAGEMENT

For excess cash, Northern Trust offers competitive rates via interest bearing deposits.

OTHER COSTS

A charge will be applied for:

•

Market associated execution costs, not limited to but including stamp duty, securities re-registration charges, third-party foreign exchange, third-party fixed deposits, and proxy voting physical representation/ad hoc expenses will be passed through at cost if and as applicable.

•

Services required in respect of any directly held property, derivatives or venture capital/private equity portfolios will be evaluated and priced on a case by case business, according to the level of work involved.

•	The transactions involved in portfolio restructuring such as changing from U.S. portfolio to Global.

•	Additional pricing feeds – if per the direction of the Funds Northern Trust was required to obtain a pricing feed not already utilized by Northern Trust.

•	Special performance or financial reporting, if applicable.

Minimum Fees:

An annual minimum per fund fee for Northern Trust custody, fund accounting & administration, and transfer agency services is $160,000.

Payment Terms:

Fees will be invoiced at month-end for charges related to the previous month and payment is due within four (4) weeks of the original issuance of fee invoice.

Material Changes and Terms of Proposal:

The pricing outlined above is based on representations made by the Trust. Any changes to these representations that impact the assumptions used in our pricing will result in consideration of revisions to the pricing schedule, as mutually agreed to by Trust.

ADVISERS INVESTMENT TRUST		THE NORTHERN TRUST COMPANY

By:	/s/ Barbara J. Nelligan	By:	/s/ Scott Denning
Name:	Barbara J. Nelligan	Name:	Scott Denning
Title:	President	Title:	Senior Vice President

SCHEDULE D

(Countries for which Custodian shall not have responsibility under

Section 3A for managing foreign custody arrangements)

Ivory Coast

Bahrain